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                                                                  EXHIBIT 10.4

                          GENZYME TRANSGENICS CORPORATION

                                CONSULTING AGREEMENT



     This Consulting Agreement dated as of July 1, 1998 is between James A. Geraghty (the "Consultant") and Genzyme Transgenics Corporation (the "Company"), a Delaware corporation.

In consideration of the mutual promises of the parties hereunder, it is agreed as follows:

5.   Consulting Services.

     1.1. The Company hereby retains the Consultant and the Consultant hereby agrees to serve as a consultant to the Company to assist the Company with its financial and strategic planning and to perform such other consulting and advisory services relating to the Business (as defined below) of the Company as the Company may from time to time determine (such consulting and advisory services being herein referred to as the "Services"). As used herein, the "Business" of the Company shall mean the activities of the Company in the research, development, manufacture, marketing, license and sale of transgenically produced proteins and related activities and the provision of contract research services and related activities.

     1.2. The Consultant agrees to make himself available to render the Services, at such time or times and location or locations as may be mutually agreed, from time to time as requested by the Company. The Consultant agrees to devote his best efforts to performing the Services. The Consultant agrees that he shall devote at least three business days per month to providing Services to the Company.

     1.3. For the full, prompt and faithful performance of the Services, the Company shall pay the Consultant a fee at a daily rate of $1,200 for three days per month, representing $3,600 per month and $43,200 annually, payable monthly in arrears on the first day of each calendar month. The Company shall promptly reimburse the Consultant for reasonable expenses incurred by him in the performance of the Services in accordance with the policy and practice of the Company.

2.   Developments

     2.1. The Consultant agrees to make full and prompt disclosure to the Company of all inventions, improvements, modifications, discoveries, methods, biological materials, and developments related to the Business of the Company and which result from the Consultant's participation in this consulting relationship, his involvement with employees and/or advisors of the Company and/or ideas and information supplied to him as part of his consulting duties and interactions (all of which are collectively termed "Developments" hereinafter), whether patentable or not, made or conceived by the


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          Consultant or under the Consultant's direction during the term of this Agreement, whether or not made or conceived on the premises of the Company.

     2.2. The Consultant agrees that all Developments covered by Paragraph 2.1 shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. The Consultant hereby assigns to the Company any rights he may have or acquire in all Developments. The Consultant further agrees as to all Developments to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents on Developments in any and all countries, and to that end the Consultant will execute all documents for use in applying for and obtaining such patents thereon and enforcing same, as the Company may desire, together with any assignments thereof to the Company or persons designated by it, and the Consultant hereby appoints the Company as his attorney to execute and deliver any such documents or assignments on his behalf in the event the Consultant fails or refuses to execute and deliver any such documents or assignments requested by the Company. The Consultant's obligation to assist the Company in obtaining and enforcing patents for Developments in any and all countries shall continue beyond the termination of this Agreement, but the Company shall compensate the Consultant at a reasonable rate after such termination for time actually spent at the Company's request on such assistance.

          The Consultant understands that these Paragraphs 2.1 and 2.2 do not apply to Developments for which no equipment, supplies, facility or trade secret information of the Company was used and (a) which do not relate (1) to the Business of the Company or (2) to the Company's actual or demonstrably anticipated research or development, or (b) which do not result from the Services.

     2.3. The Consultant hereby represents that, to the best of his knowledge, he has no present obligation to assign to any employer or former employer (or than the Company) or any other person, corporation or firm, any Developments covered by Paragraph 2.1. The Consultant further represents that his performance of all the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information acquired in confidence or in trust by the Consultant prior to the execution of this Agreement. The Consultant has not entered into, and the Consultant agrees not enter into, any agreement (either written or oral) in conflict herewith.

     2.4. The Consultant will assign to the Company any and all copyrights and reproduction rights to any material prepared by the Consultant in connection with the Developments or the Services.

     2.5. The Consultant has not brought and will not bring to the Company or use in the performance of the Services any materials or documents of any current or former employer which are not generally available to the public, unless the Consultant shall have obtained written authorization from such employer for the possession and use of such materials or documents.


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3.        Confidentiality

     3.1. In the course of performing the Services, the Consultant may learn of the Company's confidential information or confidential information entrusted to the Company by other persons, corporations, or firms.
          The Company's confidential information includes matters not generally known outside the Company, such as information relating to existing and future products and services marketed or used by the Company and data relating to the Business of the Company (e.g., concerning sales, costs, profits, organizations, customer lists, pricing methods, etc.), any reagents, chemical compounds, cell lines, or subcellular constituents, organisms or other biological materials or other Developments. The Consultant agrees not to disclose any confidential information of the Company or of such other persons, corporations, or firms to others or to make use of such information, except on the Company's behalf, whether or not such information is produced by the Consultant's efforts. The Consultant also may learn of Developments, ways of business, etc., which in themselves are generally known but the use of which by the Company is not generally known, and the Consultant agrees not to disclose to others such use, whether or not such use is due to the Consultant's own efforts.

     3.2. The Consultant agrees that he will not make any notes or memoranda relating to the Business of the Company otherwise than for the benefit of the Company and will not at any time use or permit to be used any such notes or memoranda otherwise than for the benefit of the Company.

     3.3. The Consultant agrees to submit to the Company in sufficient time to enable the Company to ascertain whether a manuscript to be published contains Company confidential information and/or discloses a potentially patentable invention to which the Company has rights an early draft of such manuscript if such manuscript contains information as to specific areas of the Business designated by the Company as to which the Consultant is providing active consulting services. The Consultant shall cooperate with the Company in this respect and shall delete from the manuscript any confidential information of the Company as requested by the Company and shall assist the Company as requested by the Company in filing for patent protection (prior to publication of such manuscript) for any inventions in and to which the Company has rights.

4.        Non-Competition.

     4.1. So long as this Agreement continues in effect, the Consultant shall not enter into a consulting arrangement with any other person, corporation, or firm which is engaged in any business or activity similar to and competitive with the Business of the Company, except for such other arrangements approved by the Company in writing and signed by the President of the Company.

     4.2. For a period of one (1) year commencing on the date on which this Agreement is terminated, the Consultant, alone or as a partner, officer, director, consultant, employee, stockholder or otherwise, will not engage (directly or indirectly) in any activities or render any services similar or reasonably related to the Services or any other activities


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          engaged in or services rendered by the Consultant to the Company during any part of the two-year period preceding termination of this Agreement for any trade or business which directly competes with the Company in any place where the Business of the Company is engaged in (or planned to be engaged in), whether now existing or hereafter established, nor shall the Consultant engage in such activities nor render such services for any other person or entity engaged or about to become engaged in such activities to, for or on behalf of any such trade or business.

     4.3. For a period of one (1) year following termination of this Agreement, the Consultant will not solicit or in any manner encourage employees of the Company to leave their employ. The Consultant further agrees that during such period the Consultant will not offer or cause to be offered employment to any person who was employed by the Company at any time during the six (6) months prior to the termination of this Agreement.

     4.4. Upon termination of this Agreement, the Consultant agrees to leave with the Company all records, drawings, notebooks, and other documents pertaining to the Company's confidential information, whether prepared by the Consultant or others, and also any equipment, tools or other devices owned by the Company, then in possession of the Consultant however such items are obtained, and the Consultant agrees not to reproduce any document or data relating thereto.

5.        Miscellaneous.

     5.1. The Consultant agrees that any breach of this Agreement by him could cause irreparable damage to the Company and that in the event of such breach the Company shall have the right to obtain injunctive relief, including, without limitation, specific performance or other equitable relief to prevent the violation of his obligations hereunder. It is expressly understood and agreed that nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach, including, without limitation, the recovery of damages by the Company.

     5.2. This Agreement shall terminate on June 30, 2000, or on an earlier date, if terminated by the Company with cause and provided that this Agreement may be extended by the mutual agreement of the parties beyond June 30, 2000, on a year-to-year basis. The obligations of the Consultant hereunder shall survive the termination of this Agreement regardless of the manner of such termination, and shall be binding upon the heirs, executors, and administrators of the Consultant.

     5.3. It is understood and agreed that the Consultant's relationship to the Company is that of an independent contractor and that neither this Agreement nor the Services to be rendered hereunder shall for any purpose whatsoever or in any way or manner create any employer-employee relationship between the parties.

     5.4. All notices and other communications hereunder shall be delivered or sent by registered or certified mail, return receipt requested, addressed to the party at the address herein set forth, or to such other address as such party may designate in writing to the other.


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     5.5. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns. The Consultant agrees that the Company may assign this Agreement to any person or entity controlled by, in control of, or under common control with, the Company. The Services to be rendered by the Consultant are personal in nature. The Consultant may not assign or transfer this Agreement or any of his rights or obligations hereunder except to a corporation of which he is the sole stockholder. In no event shall the Consultant assign or delegate responsibility for actual performance of the Services to any other natural person.

     5.6. This Agreement constitutes the entire agreement between the parties as to the subject matter hereof. No provision of this Agreement shall be waived, altered or cancelled except in writing signed by the party against whom such waiver, alteration or cancellation is asserted. Any such waiver shall be limited to the particular instance and the particular time when and for which it is given.

     5.7. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     5.8. The invalidity or unenforceability of any provision hereof as to an obligation of a party shall in no way affect the validity or enforceability of any other provision of this Agreement, provided that if such invalidity or unenforceability materially adversely affects the benefits the other party reasonably expected to receive hereunder, that party shall have the right to terminate this Agreement.
          Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by limiting or reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

                              Consultant

                              /s/ James A. Geraghty
                              --------------------------------------
                              James A. Geraghty


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                              ACCEPTED AND AGREED TO:

                              GENZYME TRANSGENICS CORPORATION




                              By:  /s/ Sandra Nusinoff Lehrman, President
                              -------------------------------------------
                                   Sandra Nusinoff Lehrman, President
                                   Five Mountain Road
                                   Framingham, MA  01701


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